UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2018 (November 16, 2018)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal Street, Suite 1500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

6.00% Convertible Senior Notes due 2022

On November 21, 2018, Gogo Inc. (the “Company”) issued $215 million aggregate principal amount of its 6.00% Convertible Senior Notes due 2022 (the “Notes”) under an Indenture, dated as of November 21, 2018 (the “Indenture”), with U.S. Bank National Association, as trustee. The Notes will bear interest at a rate of 6.00% per year, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2019. The Notes will mature on May 15, 2022, unless earlier repurchased by the Company or converted.

The initial conversion rate of the Notes is 166.6667 shares of common stock per $1,000 principal amount of Notes, which corresponds to an initial conversion price of approximately $6.00 per share and represents a conversion premium of approximately 20.0% over the last reported sale price of the Company’s common stock of $5.00 per share on The NASDAQ Global Select Market on November 16, 2018. The conversion rate is subject to adjustment upon the occurrence of certain specified events, including, but not limited to, the issuance of certain stock dividends on common stock, the issuance of certain rights or warrants, distributions of capital stock, indebtedness or assets and the payment of cash dividends.

The Notes will be convertible prior to January 15, 2022 only under certain circumstances (as set forth in the Indenture) and thereafter at any time. Upon conversion, the Notes will be settled at the Company’s election in shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock.

The Company may not redeem the Notes prior to the relevant maturity date and no sinking fund is provided for the Notes, which means the Company is not required to periodically redeem or retire the Notes. Upon the occurrence of a fundamental change (as defined in the Indenture), holders will, subject to specified conditions, have the right, at their option, to require the Company to repurchase all or a portion of their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date.

The Notes are the Company’s general unsecured senior obligations and will rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness and senior in right of payment to our existing and future subordinated debt. The Notes will effectively rank junior in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries.

The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Indenture and the Form of 6.00% Convertible Senior Note due 2022, which are filed as Exhibits 4.1 and 4.2, respectively, hereto and are incorporated herein by reference.

Purchase Agreements

On November 16, 2018, the Company entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several initial purchasers (the “Initial Purchasers”) listed in Schedule 1 of the Purchase Agreement, to issue and sell $202 million aggregate principal amount of the Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $32.25 million aggregate principal amount of the Notes.

The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers and their controlling persons against certain liabilities.

The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 16, 2018, the Company entered into an Affiliate Purchase Agreement (the “Affiliate Purchase Agreement”) with Thorndale Farm Private Equity Fund 2, LLC, an entity affiliated with the Company’s chief executive officer, to issue and sell $8 million aggregate principal amount of the Notes in a private placement pursuant to Section 4(a)(2) of the Securities Act.

The description of the Affiliate Purchase Agreement contained herein is qualified in its entirety by reference to the Affiliate Purchase Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On November 16, 2018, the Company entered into a purchase agreement with J. Wood Capital Advisors LLC to issue and sell $5 million aggregate principal amount of the Notes in a private placement pursuant to Section 4(a)(2) of the Securities Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The Notes were, and any additional Notes issued in connection with the exercise of the Initial Purchaser’s option to purchase additional Notes will be, sold in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company does not intend to file a shelf registration statement for the resale of the Notes or shares of common stock issuable upon conversion of the Notes.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. Additional information pertaining to the Notes and the shares of common stock issuable upon conversion of the Notes is contained in Item 1.01 of this report and is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

4.1	Indenture, dated November 21, 2018, between Gogo Inc. and U.S. Bank National Association

4.2	Form of 6.00% Convertible Senior Note due 2022, dated November 21, 2018 (included in exhibit 4.1 hereto)

10.1	Purchase Agreement, dated November 16, 2018, by and among Gogo Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC

10.2	Affiliate Purchase Agreement, dated November 16, 2018, by and between Thorndale Farm Private Equity Fund 2, LLC and Gogo Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Date: November 21, 2018